UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2013

Date of Report

(Date of earliest event reported)

FUTURE HEALTHCARE OF AMERICA

(Exact name of registrant as specified in its charter)

WYOMING	000-54917	45-5547692
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

5001 Baum Boulevard, Suite 770

Pittsburgh, Pennsylvania 15213

(Address of principal executive offices)

(412) 621-0902

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 30, 2013, Future Healthcare of America, a Wyoming corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) wherein the Company agreed to privately issue and sell and the purchase identified on the signature page to the Securities Purchase Agreement (the “Purchaser” or “Holder”) agreed to purchase a Variable Rate Senior Secured Convertible Debenture in the aggregate principal amount of $1,010,000 (the “Debenture”), due and payable 18 months after the date of issuance, and warrants (the “Warrants”) to purchase a total of 3,030,000 shares of the Company’s common stock (the “Warrant Shares”) at a price of $0.50 per share (subject to adjustment in the event of stock dividends, stock splits and the like).  The closing of the purchase and sale of the Debenture and the Warrants is expected to close on or about September 9, 2013, or on such later date as the Company and the Purchaser may agree, subject to customary closing conditions.

The Debenture bears interest at the rate of 8% per annum until the 12 month anniversary of its original issue date and 10% per annum thereafter, payable quarterly on January 1, April 1, July 1 and October 1 in cash, shares of the Company’s common stock, or a combination thereof, at the Company’s election.  At any time after the original issue date until the Debenture is no longer outstanding, the Debenture is convertible into shares of the Company’s common stock at the Holder’s election at a price of $0.25 per share, subject to adjustment as a result of stock dividends, stock splits and the like.

Upon the occurrence of any “Event of Default” as defined in Section 8(a) of the Debenture, the outstanding principal and accrued interest thereon shall become immediately due and payable at the Holder’s election in the “Mandatory Default Amount” as defined in the Debenture.  “Events of Default” include, but are not limited to, any default in the timely payment of principal or interest on the Debenture; the breach of any Debenture covenant that is not cured within the applicable cure period; and the failure to timely deliver stock certificates to the Holder upon any Debenture conversion.

The Company’s obligations under the Debenture are secured by substantially all of the property of the Company and its wholly-owned subsidiary, Interim Healthcare of Wyoming, Inc., a Wyoming corporation (“Interim”) pursuant to the terms of a Security Agreement executed by the parties on August 30, 2013 (the “Security Agreement”), and Interim has guaranteed the performance of the Company’s obligations under the terms of a Subsidiary Guarantee Agreement executed by Interim on the same date (the “Subsidiary Guarantee Agreement”).

The Warrants shall be exercisable until the four year anniversary of the earlier of (i) the one year anniversary of the closing date of the Offering or (ii) the date the registration statement registering all of the Warrant Shares is declared effective by the U.S. Securities and Exchange Commission (the “Commission”). If, at any time after the six-month anniversary of the Warrant’s issuance, there is no effective registration statement with respect to the Warrant Shares issuable upon exercise of the Warrant, the Holder may exercise the Warrants, in whole or in part, on a “cashless” basis.

On the same date, the parties entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by which the Company agreed to register for resale all of the shares of the Company’s common stock that are issuable:  (i) upon conversion in full of the Debenture; (ii) as interest or principal on the Debenture; (iii) upon exercise of the Warrants; (iv) in connection with any anti-dilution provisions of the Debenture or the Warrants; and (v) upon any stock split, dividend or other distribution, recapitalization or similar event.  Under the terms of the Registration Rights Agreement, such registration statement shall be filed on or before October 14, 2013, and shall be declared effective the Commission on or before November 28, 2013 (or in the event of a “full review” by the Commission, on or before December 28, 2013). If the Company does not then meet the current public information requirements of Rule 144 of the Commission, the failure of the registration statement to be declared effective by the 120th calendar day after the closing date shall be deemed an Event of Default under Section 8(a) of the Debenture.

Copies of the Debenture; the Security Agreement; the Subsidiary Guarantee; the Warrants; the Securities Purchase Agreement; and the Registration Rights Agreement are attached hereto as Exhibits 10.1 through 10.6, respectively, and are incorporated herein by reference.  The foregoing descriptions of such documents do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Current Report.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report.  The offer and sale of the Debenture and the Warrant were made in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, in reliance on the Holder’s representation that it is an “accredited investor” as defined in Rule 501(a) of Regulation D.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10.1

Variable Rate Senior Secured Convertible Debenture

10.2

Security Agreement

10.3

Subsidiary Guarantee

10.4

Warrant

10.5

Securities Purchase Agreement

10.6

Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE HEALTHCARE OF AMERICA,

a Wyoming corporation

Dated:  September 4, 2013

By /s/ Christopher J. Spencer

Christopher J. Spencer, President